UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2010

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On May 19, 2010, Vitamin Shoppe, Inc. (the “Company”), and certain stock stockholders of the Company, entered into an underwriting agreement with J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the underwriters, in connection with the offering of a total of 7,171,768 shares of the Company’s common stock (the “Offering”), sold by the selling stockholders, at a public offering price of $23.50 per share. Under the Underwriting Agreement, the Company agreed to indemnify the underwriters and the selling stockholders against certain liabilities that could be incurred by them in connection with the offering.

The closing of the sale of the shares contemplated by the Underwriting Agreement occurred on May 25, 2010. The selling stockholders received all of the proceeds from the offering, and the Company did not receive any proceeds from the sale of shares in the offering.

The offering was made pursuant to a prospectus dated May 19, 2010, filed as part of the Company’s registration statement on Form S-1 (File No. 333-166718) with the Securities and Exchange Commission (the “Commission”) on May 10, 2010, which was declared effective by the Commission on May 19, 2009.

On May 19, 2010, Vitamin Shoppe, Inc. issued a press release announcing the pricing of its secondary public offering. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference

On May 25, 2010, Vitamin Shoppe, Inc. issued a press release announcing the completion of its secondary public offering. A copy of the press release is attached to this Form 8-K as Exhibit 99.2 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press release issued by Vitamin Shoppe, Inc., dated May 19, 2010.

99.2	Press release issued by Vitamin Shoppe, Inc., dated May 25, 2010.

This Form 8-K and the attached Exhibits are furnished to comply with Item 8.01 and 9.01 of Form 8-K. Neither this Form 8-K nor the attached Exhibits are to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall this Form 8-K nor the attached Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 (except as shall be expressly set forth by specific reference in such filing).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: May 25, 2010	By:	/S/ MICHAEL G. ARCHBOLD
	Name:	Michael G. Archbold
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer